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                               POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, Neal Moszkowski and Ramez Sousou, hereby, each make, constitute and appoint each of Filippo Cardini and Jennifer Glassman, acting individually, as our agents and attorneys-in-fact for the purpose of executing in our names, (a) in our personal capacities or (b) in our capacities as members of or in other capacities with TowerBrook Capital Partners LLC ("TBC LLC") and each of its affiliates or entities advised us or TBC LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the Commodities Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid with respect to the signatory below from the date hereof until revoked by such signatory.

IN WITNESS WHEREOF, I have executed this instrument as of the 22nd day of April, 2005.

                                        /s/ Neal Moszkowski
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                                        Neal Moszkowski

                                        /s/ Ramez Sousou
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                                        Ramez Sousou